Cornerstone OnDemand Announces Fourth Quarter and Fiscal Year 2015 Financial Results

•	Record quarterly revenue of $95.9 million, up 26% year-over-year

•	Record full year revenue of $339.7 million, up 29% year-over-year

•	Record quarterly bookings of $142.0 million, up 24% year-over-year[1]

•	Record full year bookings of $400.5 million, up 27% year-over-year[1]

•	Ended the quarter with approximately 2,600 clients and over 23.8 million users[2]
SANTA MONICA, Calif. – February 10, 2016 – Talent management software provider Cornerstone OnDemand, Inc. (NASDAQ: CSOD) today announced results for its fourth quarter and year ended December 31, 2015.
Revenue for the fourth quarter of 2015 was $95.9 million, representing a 26% increase compared to the same period in 2014. Revenue for the full year of 2015 was $339.7 million, representing a 29% increase compared to the same period in 2014.
Non-GAAP revenue for the fourth quarter of 2015 was $96.0 million, representing a 25% increase compared to the same period in 2014.1 Non-GAAP revenue for the full year of 2015 was $340.6 million, representing a 29% increase compared to the same period in 2014.1
Bookings, which the Company defines as revenue plus the change in deferred revenue for the period, were $142.0 million for the fourth quarter of 2015, representing a 24% increase compared to the same period in 2014.1 Bookings for the full year of 2015 were $400.5 million, representing a 27% increase compared to the same period in 2014.1 Deferred revenue at December 31, 2015 was $252.1 million, representing a 32% increase compared to the balance at December 31, 2014.

“Strong sales for the fourth quarter finished out another year of solid execution for Cornerstone,” said Adam Miller, the Company’s President and CEO. “Despite major headwinds from significant foreign exchange movements, we had an outstanding year at the top end of the market, further expanded our global presence, and enhanced our strategic alliances, all while improving win rates and achieving higher client retention. As the number one talent management player in the world with a massive global market opportunity, we are enthusiastic about the path ahead.”
The Company’s operating loss for the fourth quarter of 2015 was $(14.8) million, yielding an operating loss margin of (15)%, compared to an operating loss of $(14.2) million, yielding an operating loss margin of (19)%, for the fourth quarter of 2014. The Company’s operating loss for the full year of 2015 was $(68.7) million, yielding an operating loss margin of (20)%, compared to an operating loss of $(49.9) million, yielding an operating loss margin of (19)%, for the full year of 2014.
Non-GAAP operating income for the fourth quarter of 2015 was $0.4 million, yielding a non-GAAP operating income margin of 0%, compared to a non-GAAP operating loss of $(2.0) million, yielding a non-GAAP operating loss margin of (3)%, for the fourth quarter of 2014.1 Non-GAAP operating loss for the full year of 2015 was $(13.5) million, yielding a non-GAAP operating loss margin of (4)%, compared to a non-GAAP operating loss of $(10.3) million, yielding a non-GAAP operating loss margin of (4)%, for the full year of 2014.1
The Company’s net loss for the fourth quarter of 2015 was $(18.8) million, yielding a net loss margin of (20)%, or a $(0.35) net loss per share, compared to a net loss of $(18.2) million, yielding a net loss margin of (24)%, or a $(0.34) net loss per share, for the fourth quarter of 2014. The Company’s net loss for the full year of 2015 was $(85.5) million, yielding a net loss margin of (25)%, or a $(1.58) net loss per share, compared to a net loss of $(64.9) million, yielding a net loss margin of (25)%, or a $(1.22) net loss per share, for the full year of 2014.
Non-GAAP net loss for the fourth quarter of 2015 was $(1.0) million, yielding a non-GAAP net loss margin of (1)%, or a $(0.02) non-GAAP net loss per share, compared to a non-GAAP net loss of $(3.9) million, yielding a non-GAAP net loss margin of (5)%, or a $(0.07) non-GAAP net loss per share, for the fourth quarter of 2014.1 Non-GAAP net loss for the full year of 2015 was $(21.2) million, yielding a non-GAAP net loss margin of (6)%, or a $(0.39) non-GAAP net loss per share, compared to a non-GAAP net loss of $(17.0) million, yielding a non-GAAP net loss margin of (6)%, or a $(0.32) non-GAAP net loss per share, for the full year of 2014.1

For the full year of 2015, net cash provided by operating activities was $43.8 million as compared to $33.0 million for the same period in 2014. For the full year of 2015, non-GAAP net cash provided by operating activities was $45.0 million as compared to $33.3 million for the same period in 2014.1
The Company ended the quarter with approximately 2,600 clients and over 23.8 million users.2

1
Bookings, non-GAAP revenue, non-GAAP operating income (loss), non-GAAP operating income (loss) margin, non-GAAP net loss, non-GAAP net loss margin, non-GAAP net loss per share, and non-GAAP net cash provided by operating activities are non-GAAP financial measures. Please see the discussion in the section titled “Non-GAAP Financial Measures” and the reconciliations at the end of this press release.

2	Includes contracted clients and active users of our Enterprise and Mid-Market solution, excluding Cornerstone for Salesforce and Cornerstone Growth Edition.

Quarterly Conference Call
Cornerstone OnDemand, Inc. will host a conference call to discuss its fourth quarter and fiscal year 2015 results at 2:00 p.m. PT (5:00 p.m. ET) today. A live audio webcast of the conference call, together with detailed financial information, can be accessed through the Company’s Investor Relations Web site at http://investors.cornerstoneondemand.com. The live call can be accessed by dialing (877) 445-4619 (U.S.) or (484) 653-6763 (outside the U.S.) and referencing passcode: 33460514. A replay of the call will also be available at http://investors.cornerstoneondemand.com/investors/news-and-events/events/default.aspx or via telephone until 11:59 p.m. PT on February 13, 2016 by dialing (855) 859-2056 (U.S.) or (404) 537-3406 (outside the U.S.), and referencing passcode: 33460514.
About Cornerstone OnDemand
Cornerstone OnDemand, Inc. (NASDAQ: CSOD) is a global leader in cloud-based learning and talent management software. The Company’s solutions help organizations realize the potential of a modern workforce. From recruitment, onboarding, training and collaboration, to performance management, compensation, succession planning and analytics, Cornerstone is designed to enable a lifetime of learning and development that is fundamental to the growth of employees and organizations.
Based in Santa Monica, California, the Company’s solutions are used by approximately 2,600 clients worldwide, spanning more than 23.8 million users across 191 countries and in 42 languages. To learn more about Cornerstone, visit us on Twitter, Facebook and our blog. www.cornerstoneondemand.com
Note: Cornerstone® and Cornerstone OnDemand® are registered trademarks of Cornerstone OnDemand, Inc.
Forward-looking Statements
This press release and the quarterly conference call referenced above contain forward-looking statements, including statements regarding Cornerstone OnDemand’s future financial performance, including the performance of our core business and emerging businesses, market growth, business model, demand for and benefits from the use of Cornerstone OnDemand’s current and future solutions both domestically and internationally, and general business conditions, as well as Cornerstone OnDemand’s expectations regarding dollar retention rates, income tax expense, headcount, revenue, non-GAAP net income or loss, non-GAAP net income or loss per share, non-GAAP free cash flows and the demand for our products relative to our competitors’ products. Any forward-looking statements contained in this press release or the quarterly conference call are based upon Cornerstone OnDemand’s historical performance and its current plans, estimates and expectations and are not a representation that such plans, estimates, or expectations will be achieved. These forward-looking statements represent Cornerstone OnDemand’s expectations as of the date of this press release. Subsequent events may cause these expectations to change, and Cornerstone OnDemand disclaims any obligation to update the forward-looking statements in the future. These forward-looking statements are subject to known and unknown risks and uncertainties that may cause actual results to differ materially from Cornerstone OnDemand’s current expectations. Important factors that could cause actual results to differ materially from those anticipated in our forward-looking statements include, but are not limited to, our ability to attract new clients; the extent to which clients renew their subscriptions for our solution; the timing of when consulting services are delivered to our new and existing clients by our services organization and implementation subcontractors; the complexity of deployments and product implementations, which can impact the timing of when revenue is recognized from new and existing clients; our ability to compete as the talent management provider for organizations of all sizes; changes in the proportion of our client base that is comprised of enterprise or mid-sized organizations; our ability to manage our growth, including additional headcount and entry into new geographies; our ability to expand our enterprise and mid-market sales teams; our ability to maintain stable and consistent quota attainment rates; our ability to exploit Big Data to drive increased demand for our products; continued strong demand for talent management in the U.S., Europe, Asia Pacific and Latin America; the timing and success of solutions offered by our competitors; unpredictable macro-economic conditions; the impact of foreign exchange rates; reductions in information technology spending; the success of our new product and service introductions; a disruption in our hosting network infrastructure; costs and reputational harm that could result from defects in our solution; the success of our strategic relationships with third parties; the loss of any of our key employees and our ability to locate qualified replacements; failure to protect our intellectual property; acts of terrorism or other vandalism, war or natural disasters; changes in current tax or accounting rules; unanticipated costs or liabilities related to businesses that we acquire; and other risks and uncertainties. Further information on factors that could cause actual results to differ materially from the results anticipated by our forward-looking statements is included in Cornerstone OnDemand’s reports filed with the SEC, including its Annual Report on Form 10-K for the fiscal year ended December 31, 2014 and Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, each filed with the SEC.

Non-GAAP Financial Measures
To supplement its consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles, or GAAP, Cornerstone OnDemand has provided in this press release and the quarterly conference call held on the date hereof certain measures that have not been prepared in accordance with GAAP. These non-GAAP financial measures include (i) non-GAAP revenue, which is defined as revenue plus revenue not recognized in the period due to the impact of purchase accounting rules on deferred revenue acquired through acquisitions, (ii) non-GAAP cost of revenue, which is defined as cost of revenue less amortization of intangible assets and stock-based compensation and employer-related taxes, (iii) bookings, which are defined as revenue plus the change in deferred revenue for the period, (iv) non-GAAP net cash provided by operating activities, which excludes payment of acquisition related costs, payment of premium on investments net of related amortization and employer-related taxes from stock-based compensation, (v) non-GAAP net cash provided by operating activities margin, which is defined as non-GAAP net cash used in operating activities divided by non-GAAP revenue, (vi) non-GAAP net loss and non-GAAP net loss per share, which are based on non-GAAP revenue and exclude, for the periods in which they are present, stock-based compensation and employer-related payroll taxes, amortization of intangible assets, adjustments to taxes related to acquisition adjustments, acquisition related costs, accretion of debt discount and amortization of debt issuance costs, other amortization costs, and unrealized fair value adjustment on strategic investment, (vii) non-GAAP net loss margin, which is defined as non-GAAP net loss divided by non-GAAP revenue, (viii) non-GAAP gross profit and non-GAAP gross margin, which are calculated based on non-GAAP revenue and exclude stock-based compensation and employer-related taxes and amortization of certain intangible assets reflected in cost of revenue, (ix) non-GAAP operating income (loss) and non-GAAP operating income (loss) margin, which are calculated based on operating loss and exclude adjustments to revenue, stock-based compensation and employer-related taxes, amortization of intangible assets and acquisition costs, and (x) non-GAAP operating expenses, which exclude stock-based compensation, employer-related taxes, and amortization of intangible assets, and (xi) non-GAAP sales and marketing expense, non-GAAP research and development expense, and non-GAAP general and administrative expense, each of which excludes stock-based compensation and employer-related taxes attributable to the corresponding GAAP financial measures.
Cornerstone OnDemand’s management uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to the corresponding GAAP measures, in evaluating Cornerstone OnDemand’s ongoing operational performance and trends and in comparing its financial measures with other companies in the same industry, many of which present similar non-GAAP financial measures to help investors understand the operational performance of their businesses. However, it is important to note that the particular items Cornerstone OnDemand excludes from, or includes in, its non-GAAP financial measures may differ from the items excluded from, or included in, similar non-GAAP financial measures used by other companies in the same industry.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures. For prior periods, a reconciliation of the non-GAAP financial measures to such GAAP measures has been provided in the tables included as part of this press release. A reconciliation of non-GAAP measures to corresponding GAAP measures is not available on a forward-looking basis as a result of uncertainty regarding stock-based compensation expense and other non-recurring expenses.

Cornerstone OnDemand, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands)
(unaudited)

	December 31, 2015	December 31, 2014
Assets
Cash and cash equivalents	$107,691	$166,557
Short-term investments	136,841	116,106
Accounts receivable, net	104,686	84,499
Deferred commissions	35,910	26,236
Prepaid expenses and other current assets	15,297	13,007
Total current assets	400,425	406,405

Capitalized software development costs, net	23,089	15,719
Property and equipment, net	27,021	21,424
Long-term investments	64,247	3,938
Intangible assets, net	16,713	27,282
Goodwill	25,894	25,894
Other assets, net	4,156	4,993
Total Assets	$561,545	$505,655

Liabilities and Stockholders’ Equity
Liabilities:
Accounts payable	$18,954	$16,737
Accrued expenses	44,111	29,476
Deferred revenue, current portion	237,679	180,598
Capital lease obligations, current portion	33	236
Debt, current portion	—	351
Other liabilities	2,663	3,052
Total current liabilities	303,440	230,450

Convertible notes, net	232,583	225,094
Other liabilities, non-current	3,240	3,871
Deferred revenue, net of current portion	14,460	10,738
Total liabilities	553,723	470,153

Stockholders’ Equity:
Common stock	5	5
Additional paid-in capital	394,089	336,692
Accumulated deficit	(386,882)	(301,366)
Accumulated other comprehensive income	610	171
Total stockholders’ equity	7,822	35,502
Total Liabilities and Stockholders’ Equity	$561,545	$505,655

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue	$95,862	$76,373	$339,651	$263,568
Cost of revenue [1,2]	30,063	23,497	109,864	77,684
Gross profit	65,799	52,876	229,787	185,884
Operating expenses:
Sales and marketing [1]	56,367	46,293	207,026	162,552
Research and development [1]	10,784	9,283	40,991	30,618
General and administrative [1]	13,332	11,317	49,877	41,802
Amortization of certain acquired intangible assets	150	153	600	828
Total operating expenses	80,633	67,046	298,494	235,800
Loss from operations	(14,834)	(14,170)	(68,707)	(49,916)
Other income (expense):
Interest income	304	133	894	720
Interest expense	(3,163)	(3,070)	(12,506)	(12,157)
Other, net	(759)	(735)	(4,016)	(2,691)
Other income (expense), net	(3,618)	(3,672)	(15,628)	(14,128)
Loss before income tax provision	(18,452)	(17,842)	(84,335)	(64,044)
Income tax provision	(391)	(324)	(1,181)	(855)
Net loss	$(18,843)	$(18,166)	$(85,516)	$(64,899)
Net loss per share, basic and diluted	$(0.35)	$(0.34)	$(1.58)	$(1.22)
Weighted average common shares outstanding, basic and diluted	54,551	53,660	54,171	53,267

1	Includes stock-based compensation and employer-related taxes as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cost of revenue	$1,128	$707	$4,004	$2,749
Sales and marketing	6,775	5,142	24,008	18,830
Research and development	1,875	1,056	6,067	3,612
General and administrative	2,730	2,350	9,632	9,165
Total	$12,508	$9,255	$43,711	$34,356

2	Cost of revenue includes amortization of intangibles as follows:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cost of revenue	$2,492	$1,767	$9,968	$2,703

Cornerstone OnDemand, Inc.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Cash flows from operating activities:
Net loss	$(18,843)	$(18,166)	$(85,516)	$(64,899)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	7,615	5,255	27,512	15,086
Accretion of debt discount and amortization of debt issuance costs	2,213	2,107	8,691	8,274
Purchased investment premium, net of amortization	356	591	262	816
Net foreign currency (gain) loss	(85)	327	1,584	1,656
Stock-based compensation expense	12,413	9,176	43,081	33,680
Deferred income taxes	(105)	(7)	(105)	(7)
Changes in operating assets and liabilities:
Accounts receivable	(12,314)	2,246	(21,837)	(18,674)
Deferred commissions	(8,169)	(6,570)	(10,296)	(10,097)
Prepaid expenses and other assets	2,214	400	(2,575)	1,245
Accounts payable	5,489	2,525	4,444	4,562
Accrued expenses	14,338	6,321	14,724	6,446
Deferred revenue	48,230	39,552	64,774	55,216
Other liabilities	(272)	683	(947)	(295)
Net cash provided by operating activities	53,080	44,440	43,796	33,009
Cash flows from investing activities:
Purchases of investments	(58,192)	—	(220,383)	(124,191)
Maturities of investments	56,945	63,229	138,360	203,078
Purchases of property and equipment	(627)	(503)	(15,633)	(11,025)
Capitalized software costs	(3,287)	(2,529)	(13,283)	(9,529)
Cash paid for acquisition, net of cash acquired	—	(43,328)	—	(43,328)
Net cash (used in) provided by investing activities	(5,161)	16,869	(110,939)	15,005
Cash flows from financing activities:
Repayment of debt	(57)	(134)	(352)	(559)
Principal payments under capital lease obligations	(17)	(185)	(202)	(886)
Proceeds from employee stock plans	2,362	2,564	11,559	12,285
Net cash provided by financing activities	2,288	2,245	11,005	10,840
Effect of exchange rate changes on cash and cash equivalents	(443)	(991)	(2,728)	(1,880)
Net increase (decrease) in cash and cash equivalents	49,764	62,563	(58,866)	56,974
Cash and cash equivalents at beginning of period	57,927	103,994	166,557	109,583
Cash and cash equivalents at end of period	$107,691	$166,557	$107,691	$166,557

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF REVENUE TO NON-GAAP REVENUE, COST OF REVENUE TO NON-GAAP COST OF REVENUE, GROSS PROFIT AND GROSS MARGIN TO NON-GAAP GROSS PROFIT AND NON-GAAP GROSS MARGIN, LOSS FROM OPERATIONS TO NON-GAAP OPERATING INCOME (LOSS) AND OPERATING MARGIN TO NON-GAAP OPERATING MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Revenue	$95,862	$76,373	$339,651	$263,568
Cost of revenue	30,063	23,497	109,864	77,684
Gross profit	$65,799	$52,876	$229,787	$185,884
Gross margin	69%	69%	68%	71%

Revenue	$95,862	$76,373	$339,651	$263,568
Adjustments to revenue [1]	95	455	962	455
Non-GAAP revenue	$95,957	$76,828	$340,613	$264,023

Cost of revenue	$30,063	$23,497	$109,864	$77,684
Adjustments to costs of revenue
Amortization of intangible assets	(2,492)	(1,767)	(9,968)	(2,703)
Stock based compensation and employer-related taxes	(1,128)	(707)	(4,004)	(2,749)
Total adjustments to cost of revenue	(3,620)	(2,474)	(13,972)	(5,452)
Non-GAAP costs of revenue	26,443	21,023	95,892	72,232
Non-GAAP gross profit	$69,514	$55,805	$244,721	$191,791
Non-GAAP gross margin	72%	73%	72%	73%

Loss from operations	$(14,834)	$(14,170)	$(68,707)	$(49,916)
Operating margin	(15)%	(19)%	(20)%	(19)%
Adjustments to loss from operations
Adjustments to revenue [1]	95	455	962	455
Stock-based compensation and employer-related taxes	12,508	9,255	43,711	34,356
Amortization of intangible assets	2,642	1,920	10,568	3,531
Acquisition costs [2]	—	566	—	1,297
Total adjustments to loss from operations	15,245	12,196	55,241	39,639
Non-GAAP operating income (loss)	$411	$(1,974)	$(13,466)	$(10,277)
Non-GAAP operating income (loss) margin	—%	(3)%	(4)%	(4)%

1
Due to purchase accounting rules, upon acquisition of Evolv Inc., Cornerstone OnDemand recorded an adjustment of $1.9 million to reduce the balance of deferred revenue related to the assumed client contracts acquired from Evolv Inc. As a result of this adjustment, $0.1 million and $1.0 million of revenue was not recognized during the three months and year ended December 31, 2015, and $0.5 million for both the three months and year ended December 31, 2014, respectively. Therefore, revenue is adjusted by an increase of $0.1 million and $1.0 million to arrive at non-GAAP revenue for the three months and year ended December 31, 2015, and $0.5 million for both the three months and year ended December 31, 2014, respectively.

2	Costs related to acquisition of Evolv Inc.

Cornerstone OnDemand, Inc.
RECONCILIATIONS OF NET LOSS TO NON-GAAP NET LOSS, NON-GAAP NET LOSS MARGIN AND NON-GAAP NET LOSS PER SHARE
(in thousands, except per share amounts)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net loss	$(18,843)	$(18,166)	$(85,516)	$(64,899)
Net loss margin	(20)%	(24)%	(25)%	(25)%
Adjustments to net loss
Stock-based compensation and employer-related payroll taxes	12,508	9,255	43,711	34,356
Acquisition related:
Adjustments to revenue	95	455	962	455
Amortization of intangible assets	2,571	1,849	10,284	3,247
Acquisition costs [1]	—	566	—	1,297
Accretion of debt discount and amortization of debt issuance costs [2]	2,213	2,107	8,691	8,274
Other amortization costs	71	71	284	284
Unrealized fair value adjustment on strategic investment [3]	350	—	350	—
Total adjustments to net loss	17,808	14,303	64,282	47,913
Non-GAAP net loss	$(1,035)	$(3,863)	$(21,234)	$(16,986)
Non-GAAP net loss margin	(1)%	(5)%	(6)%	(6)%
Weighted-average common shares outstanding, basic and diluted	54,551	53,660	54,171	53,267
Non-GAAP net loss per share	$(0.02)	$(0.07)	$(0.39)	$(0.32)

1	Costs related to acquisition of Evolv Inc.
2
Debt discount accretion and debt issuance cost amortization has been recorded in connection with our issuance of $253.0 million in convertible notes on June 17, 2013. These expenses represent non-cash charges that have been recorded in accordance with the authoritative accounting literature for such transactions.

3	Unrealized fair value adjustment recorded for our strategic investment in a debt security of a privately-held company.

Cornerstone OnDemand, Inc.
CALCULATIONS OF BOOKINGS
(in thousands)
(unaudited)

	Deferred Revenue Balance	Three Months Ended December 31, 2015

Revenue		$95,862
Deferred revenue at September 30, 2015	$205,996
Deferred revenue at December 31, 2015	252,139
Change in deferred revenue	46,143	46,143
Bookings		$142,005

	Deferred Revenue Balance	Three Months Ended December 31, 2014

Revenue		$76,373
Deferred revenue at September 30, 2014	$153,467
Deferred revenue at December 31, 2014	191,336
Change in deferred revenue	37,869	37,869
Bookings		$114,242

Percentage period-over-period increase in bookings for the three months ended December 31, 2015		24%

	Deferred Revenue Balance	Year Ended December 31, 2015

Revenue		$339,651
Deferred revenue at December 31, 2014	$191,336
Deferred revenue at December 31, 2015	252,139
Change in deferred revenue	60,803	60,803
Bookings		$400,454

	Deferred Revenue Balance	Year Ended December 31, 2014

Revenue		$263,568
Deferred revenue at December 31, 2013	$138,822
Deferred revenue at December 31, 2014	191,336
Change in deferred revenue	52,514	52,514
Bookings		$316,082

Percentage period-over-period increase in bookings for the year ended December 31, 2015		27%

Cornerstone OnDemand, Inc.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO NON-GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES AND NON-GAAP NET CASH PROVIDED BY OPERATING ACTIVITIES MARGIN
(in thousands)
(unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2015	2014	2015	2014
Net cash provided by operating activities	$53,080	$44,440	$43,796	$33,009
Net cash provided by operating activities margin	55%	58%	13%	13%
Payment of acquisition related costs [1]	—	431	799	444
Payment of employer related taxes from stock-based compensation	95	79	630	676
Purchased investment premium, net of amortization	(356)	(591)	(262)	(816)
Non-GAAP net cash provided by operating activities	$52,819	$44,359	$44,963	$33,313
Non-GAAP net cash provided by operating activities margin	55%	58%	13%	13%

1	Costs paid during the year ended December 31, 2015, and three months and year ended December 31, 2014, related to acquisition of Evolv Inc.

Cornerstone OnDemand, Inc.

Investor Relations Contact:
Alexandra Geller
Cornerstone OnDemand
Phone: +1 (310) 752-1870
ageller@csod.com
or
Media Contact:
Michelle Haworth
Cornerstone OnDemand
Phone: +1 (310) 752-0178
mhaworth@csod.com

Source: Cornerstone OnDemand